                                                                      EXHIBIT 14

      LISTING OF ALL PERSONS DIRECTLY OR INDIRECTLY CONTROLLED BY OR UNDER
          COMMON CONTROL WITH AMERICAN GENERAL LIFE INSURANCE COMPANY,
                          THE DEPOSITOR OF REGISTRANT

                                                                                                                    % OF VOTING
                                                                                                                    SECURITIES
                                                                                                                    OWNED BY ITS
                                                                                              JURISDICTION OF       IMMEDIATE
NAME OF CORPORATION*                                                                          INCORPORATION         PARENT
--------------------                                                                          -------------         ------------
American General Corporation                                                                  Texas                    100%
         AGC Life Insurance Company                                                           Missouri                 100%
                  AIG Life of Bermuda, Ltd.                                                   Bermuda                  100%
                  All American Life Insurance Company                                         Illinois                 100%
                  American General Bancassurance Services, Inc.                               Illinois                 100%
                           WSMRP, Ltd.                                                        Turks & Caicos           100%
                  American General Life and Accident Insurance Company                        Tennessee                100%
                  North Central Life Insurance Company                                        Minnesota                100%
                           North Central Caribbean Life, Ltd.                                 Nevis                    100%
                  The Old Line Life Insurance Company of America                              Wisconsin                100%
                  The United States Life Insurance Company in the City of New York            New York                 100%
                  American General Life Insurance Company                                     Texas                    100%
                           American General Annuity Service Corporation                       Texas                    100%
                  American General Life Companies                                             Delaware                 100%
                  American General Life Insurance Company of New York                         New York                 100%
                  The Variable Annuity Life Insurance Company                                 Texas                    100%
                           The Variable Annuity Marketing Company                             Texas                    100%
                           American General Retirement Services Company                       Texas                    100%
                           VALIC Trust Company                                                Texas                    100%
         American General Property Insurance Company                                          Tennessee              51.85%**
                  American General Property Insurance Company of Florida                      Florida                  100%
         The Franklin Life Insurance Company                                                  Illinois                 100%
                  The American Franklin Life Insurance Company                                Illinois                 100%
                  Franklin Financial Services Corporation                                     Delaware                 100%
         AIG Annuity Insurance Company                                                        Texas                    100%

*Certain subsidiaries have been omitted from the tabulation. The omitted subsidiaries, when considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.

**Also owned 48.15% by American General Life and Accident Insurance Company.